Exhibit 99.1

Press contact:

Trinseo

Donna St.Germain
Tel: +1-610-240-3307

Email: stgermain@trinseo.com

FOR IMMEDIATE RELEASE

Trinseo to Close One Latex Plant and Upgrade Another;

Improves cost position in North America Latex Business

Berwyn, PA — September 17, 2015 - Trinseo (NYSE:TSE) has announced plans to close its styrene butadiene latex plant in Gales Ferry, CT, due to continuing declines in the coated paper industry in North America, and as part of a program to reduce costs in the business by a $5MM run rate in 2016.

Customers will be sourced from Trinseo’s other latex plants in Midland, Michigan, and Dalton, Georgia.  Trinseo will make capital investments at the Michigan plant to enhance production and storage capabilities in support of customers who previously were sourced from Connecticut.

“We are taking this action to reduce our cost structure in our North America business, in response to changing market demand for coated paper,” said Jan Muller, Global Business Director, Binders. “These changes will improve our cost position in North America and increase our asset utilization rates to approximately 85 percent.”

Production in Connecticut will cease at the end of 2015, followed by decommissioning and demolition in 2016. Seventeen employees at the latex plant will be eligible for separation packages.

About Trinseo

Trinseo is a leading global materials company and manufacturer of plastics, latex and rubber, dedicated to collaborating with customers to deliver innovative and sustainable solutions. Trinseo’s technology is used by customers in industries such as home appliances, automotive, building & construction, carpet, consumer electronics, consumer goods, electrical & lighting, medical, packaging, paper & paperboard, rubber goods and tires. Trinseo had approximately $5.1 billion in revenue in 2014, with 19 manufacturing sites around the world, and approximately 2,100 employees. More information can be found on Trinseo’s website. Formerly known as Stryon, Trinseo completed its renaming process in the first quarter of 2015. More information can be found at www.trinseo.com

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Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements in this press release may include, without limitation, forecasts of growth, revenues, business activity, acquisitions, financings and other matters that involve known and unknown risks, uncertainties and other factors that may cause results, levels of activity, performance or achievements to differ materially from results expressed or implied by this press release. Such risk factors include, among others: conditions in the global economy and capital markets, volatility in costs or disruption in the supply of the raw materials utilized for our products; loss of market share to other producers of styrene-based chemical products; compliance with environmental, health and safety laws; changes in laws and regulations applicable to our business; our inability to continue technological innovation and successful introduction of new products; system security risk issues that could disrupt our internal operations or information technology services; and the loss of customers. Additional risks and uncertainties are set forth in the Company’s reports filed with the United States Securities and Exchange Commission, which are available at http://www.sec.gov, as well as the Company’s website at http://www.trinseo.com.  As a result of the foregoing considerations, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.